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                                                                     Exhibit 5.2

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                             BANK OF AMERICA CENTER
                             1111 EAST MAIN STREET
                            RICHMOND, VIRGINIA 23219
                            www.troutmansanders.com
                            TELEPHONE: 804-697-1200
                            FACSIMILE: 804-697-1339

                                 MAILING ADDRESS
                                  P.O. BOX 1122
                          RICHMOND, VIRGINIA 23218-1122

                                 April 11, 2005

SEMCO Energy, Inc.
1411 Third Street, Suite A
Fort Huron, Michigan 48060

                  Re: SEMCO Energy, Inc.
                      Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as special counsel to SEMCO Energy, Inc., a Michigan corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by the Company and SEMCO Capital Trust III (the "Trust") with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to:
(1) the issuance and sale by the Company from time to time, pursuant to Rule 415 ("Rule 415") of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities with a proposed maximum aggregate offering price of up to $150,000,000: (a) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), each of which may be issued in one or more series; (b) shares of common stock (the "Common Shares");
(c) shares of preferred stock (the "Preferred Shares"), to be issued in one or more series; (d) preferred securities of the Trust and the related guarantee;
(e) stock purchase contracts (the "Stock Purchase Contracts"), obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specified number of Common Shares or Preferred Shares at a future date or dates; and (f) stock purchase units (the "Stock Purchase Units") each consisting of a Stock Purchase Contract and either Debt Securities, Preferred Shares or debt obligations of third parties, including United States treasury obligations, any other securities described in the applicable prospectus

          ATLANTA - HONG KONG - LONDON - New York - NORFOLK - RALEIGH RICHMOND - TYSONS CORNER - VIRGINIA BEACH - WASHINGTON, D.C.

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TROUTMAN SANDERS LLP
ATTORNEYS AT LAW

SEMCO Energy, Inc.
April 11, 2005
Page 2

supplement or any combination of the foregoing, securing a holder's obligation to purchase Common Shares or Preferred Shares under the Stock Purchase Contracts.

            Any Senior Debt Securities are to be issued pursuant to the Senior Indenture entered into between the Company and the trustee named therein, which is filed as an exhibit to the Registration Statement (the "Senior Indenture"). Any Subordinated Debt Securities are to be issued pursuant to the Subordinated Indenture entered into between the Company and the trustee named therein, which is filed as an exhibit to the Registration Statement (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"). The Debt Securities, the Common Shares, the Preferred Shares, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the "Offered Securities."

            This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

            In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:
(1) the Registration Statement; (2) the Articles of Incorporation of the Company as restated June 25, 1999 and amendments thereto, as in effect the date hereof, and the Certificate of Designation of 5.00% Series B Convertible Cumulative Preferred Stock filed March 19, 2005 (collectively, the "Articles"), as in effect on the date hereof; (3) the Bylaws of the Company (the "Bylaws"), as in effect on the date hereof; (4) a copy of certain resolutions of the Board of Directors of the Company, or a duly authorized committee thereof, relating to the issuance and sale of the Offered Securities and other matters; (5) the form of Senior Indenture; and (6) the form of Subordinated Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto. We have

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TROUTMAN SANDERS LLP
ATTORNEYS AT LAW

SEMCO Energy, Inc.
April 11, 2005
Page 3

also assumed that the Indentures will be executed and delivered in substantially the forms reviewed by us. We have also assumed that the choice of New York law to govern each of the Indentures is a valid and legal provision. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

            Our opinion set forth below is limited to the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Indentures and the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

            Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

            1. With respect to any Debt Securities to be offered pursuant to the Registration Statement (the "Offered Debt Securities"), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) the applicable supplemental indenture relating to such Offered Debt Securities has been duly authorized, executed and delivered; (3) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (4) the Offered Debt Securities have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (5) the terms of the Offered Debt Securities and of their issuance have been duly established by all necessary corporate action in conformity with the Articles (as then in effect), the Bylaws (as then in effect) and the applicable Indenture, and provided that such terms, when established do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (6) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the

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TROUTMAN SANDERS LLP
ATTORNEYS AT LAW

SEMCO Energy, Inc.
April 11, 2005
Page 4

Company and the other parties thereto; and (7) the Offered Debt Securities have been duly executed and countersigned in accordance with the applicable Indenture and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of the parties to obtain further remedies and (d) the waiver of any usury defense contained in the Indentures which may be unenforceable.

            2. With respect to any Stock Purchase Contracts to be offered pursuant to the Registration Statement (the "Offered Stock Purchase Contracts"), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (3) a stock purchase agreement relating to the Offered Stock Purchase Contracts (the "Stock Purchase Agreement") has been duly authorized, executed and delivered and the Offered Stock Purchase Contracts have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (4) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Articles (as then in effect), the Bylaws (as then in effect) and the Stock Purchase Agreement, including all necessary corporate action to authorize the issuance and terms of the Offered Stock Purchase Contracts (including authorization of the issuance of Common Shares or Preferred Shares to be issued pursuant to the Offered Stock Purchase Contracts) and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (5) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; and (6) the Offered Stock Purchase Contracts have been duly executed and countersigned in accordance with the Stock Purchase

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TROUTMAN SANDERS LLP
ATTORNEYS AT LAW

SEMCO Energy, Inc.
April 11, 2005
Page 5

Agreement and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized.

            3. With respect to any Stock Purchase Units to be offered pursuant to the Registration Statement (the "Offered Stock Purchase Units"), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (3) the terms of the collateral arrangements, if any, relating to the Stock Purchase Units (the "Collateral Arrangements") has been duly authorized, executed and delivered and the Offered Stock Purchase Units have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (4) the terms of the Offered Stock Purchase Units and of their issuance and sale have been duly established in conformity with the Articles (as then in effect), the Bylaws (as then in effect) and the Collateral Arrangements, if any, including all necessary corporate action to authorize the issuance and terms of any Collateral Arrangements or the Offered Stock Purchase Contracts that are a component of the Stock Purchase Units (including authorization of the issuance of Common Shares or Preferred Shares to be issued pursuant to the Offered Stock Purchase Contracts) and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (5) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; and (6) the Offered Stock Purchase Units have been duly executed and countersigned in accordance with the Collateral Arrangements, if any, and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefore in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Units, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under

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TROUTMAN SANDERS LLP
ATTORNEYS AT LAW

SEMCO Energy, Inc.
April 11, 2005
Page 6

the heading "Validity" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                Very truly yours,

                                /s/ Troutman Sanders LLP